UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CANCERVAX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	52-2243564 (I.R.S. Employer Identification No.)

2110 Rutherford Road Carlsbad, California (Address of Principal Executive Offices)	92008 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

                    Securities Act registration statement file number to which this form relates:   333-107993

                    Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	None

                    Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00004 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $0.00004 per share (“Common Stock”), of CancerVax Corporation, a Delaware corporation (“CancerVax”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of CancerVax’s Registration Statement on Form S-1 (File No. 333-107993) initially filed with the Securities and Exchange Commission on August 14, 2003, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title

3.01(1)	Form of Amended and Restated Certificate of Incorporation
3.02(1)	Form of Amended and Restated Bylaws
4.01(1)	Form of Specimen Common Stock Certificate
4.02(1)	Second Amended and Restated Investors’ Rights Agreement, made as of August 13, 2003, among CancerVax Corporation and the investors listed on Schedule A thereto
4.03(1)	Form of Warrant to Purchase Vendor Preferred Stock, Series 1
4.04(1)	Warrant to Purchase Vendor Preferred Stock, Series 2, dated September 6, 2002, issued to Venture Lending & Leasing III, LLC
4.05(1)	Form of Incidental Registration Rights Agreement

(1)	Incorporated by reference to CancerVax’s Registration Statement on Form S-1 (File No. 333-107993).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 24, 2003	CANCERVAX CORPORATION

By: /s/ David F. Hale

Name: David F. Hale Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

3.01(1)	Form of Amended and Restated Certificate of Incorporation
3.02(1)	Form of Amended and Restated Bylaws
4.01(1)	Form of Specimen Common Stock Certificate
4.02(1)	Second Amended and Restated Investors’ Rights Agreement, made as of August 13, 2003, among CancerVax Corporation and the investors listed on Schedule A thereto
4.03(1)	Form of Warrant to Purchase Vendor Preferred Stock, Series 1
4.04(1)	Warrant to Purchase Vendor Preferred Stock, Series 2, dated September 6, 2002, issued to Venture Lending & Leasing III, LLC
4.05(1)	Form of Incidental Registration Rights Agreement

(1)	Incorporated by reference to CancerVax’s Registration Statement on Form S-1 (File No. 333-107993).